August 27, 2003


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

     We have read Item 77K of The Vantagepoint Funds (SEC Registration No. 811-0894) Form N-SAR dated August 19, 2003, and we agree with the statements made therein.


Yours very truly,

/s/ Deloitte & Touche LLP